Filed Pursuant to Rule 433

Registration No. 333-158385

March 8, 2012

FREE WRITING PROSPECTUS

(To Prospectus dated April 2, 2009,

Prospectus Supplement dated April 9, 2009 and

Underlying Supplement no. 3 dated October 22, 2010)

HSBC USA Inc.

Buffered Accrual Securities

}	Buffered Accrual Securities linked to the S&P 500® Index
}	5-year term
}	Annualized quarterly coupons of 6.50% per annum, subject to the accrual provision
}	Protection from the first 20% of any losses in the reference asset, subject to the credit risk of HSBC USA Inc.

The Buffered Accrual Securities (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission ( the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-3 of the accompanying prospectus supplement, and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security	$1,000
Total

1 HSBC Securities (USA) Inc. or one of our affiliates may pay varying discounts and commissions of up to 3.00% per $1,000 Principal Amount of securities in connection with the distribution of the securities, a portion of which may consist of selling concessions of up to 3.00%. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

The securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Buffered Accrual Securities

Linked to the S&P 500® Index

Indicative Terms*

Principal Amount	$1,000 per security
Reference Asset	The S&P 500® Index (“SPX”) (Ticker: SPX)
Coupon	With respect to each Coupon Payment Date, for each $1,000 Principal Amount of securities, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date, divided by four.
With respect to each Coupon Period, a rate, per annum, calculated as follows:
Coupon Rate (paid quarterly)	6.50% ×	Variable Days Scheduled Trading Days	, where
“Variable Days” is the actual number of scheduled trading days during such Coupon Period on which the Accrual Provision is satisfied, and “Scheduled Trading Days” means the actual number of scheduled trading days in the Coupon Period.
Buffer Level	-20%
Payment at Maturity per security

If the Reference Return is greater than or equal to the Buffer Level:

$1,000 (zero return).

If the Reference Return is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 20%)].

For example, if the Reference Return is -30%, you will suffer a 10% loss and receive 90% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose up to 80% of your investment.

Reference Return	Final Level – Initial Level Initial Level
Accrual Provision	For each Coupon Period, the Accrual Provision shall be deemed to have been satisfied on each scheduled trading day during such Coupon Period on which the Official Closing Level of the Reference Asset is greater than or equal to the Coupon Barrier Level. If the Official Closing Level relating to such scheduled trading day is less than the Coupon Barrier Level, then the Accrual Provision shall be deemed not to have been satisfied for such scheduled trading day.
Coupon Barrier Level	80% of the Initial Level
Coupon Periods, Coupon Valuation Dates† and Coupon Payment Dates	See page FWP-5
Initial Level	See page FWP-5
Final Level	See page FWP-5
Pricing Date	March 27, 2012
Trade Date	March 27, 2012
Settlement Date	March 30, 2012
Final Valuation Date†	March 27, 2017
Maturity Date†	March 30, 2017
CUSIP	4042K1ZZ9

* As more fully described on page FWP-4.
†Subject to adjustment as described below under the caption “Coupon Valuation Dates, Accrual Provision and Maturity Date.”

The Securities

The securities are designed for investors who seek coupon payments that accrue based on the performance of the Reference Asset, while seeking return of principal at maturity if the Reference Return is greater than or equal to the Buffer Level. For each Coupon Period, interest will accrue only on scheduled trading days with respect to which the Official Closing Level of the Reference Asset is greater than or equal to the Coupon Barrier Level.

If the Reference Return is below the Buffer Level, then the securities provide 1:1 exposure to any potential decline in the Reference Asset beyond -20%. If you lose some or a substantial portion of your initial investment, even with any coupon payments, your yield on an investment in the securities may be negative.

The offering period for the securities is through March 27, 2012

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the Buffer Level of -20%.

Your total payment on the securities will depend on how frequently the Accrual Provision is satisfied. You will receive your quarterly coupons on each Coupon Payment Date. If you lose some or a substantial portion of your initial investment, even with any coupon payments, your yield on an investment in the securities may be negative.

Information about the Reference Asset

S&P 500® Index

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of March 5, 2012 were: Information Technology, Financials, Energy, Health Care and Consumer Discretionary.

The graph above illustrates the daily 5-yr performance of the Reference Asset through February 22, 2012. The closing levels in the graph above were obtained from Bloomberg Professional® Service. Past performance is not necessarily an indication of future results. For further information on the Reference Asset please see “The S&P 500® Index” on page FWP-12 and in the accompanying underlying supplement no. 3. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. or any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Asset.

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HSBC USA Inc. Buffered Accrual Securities

Linked to the S&P 500® Index

The offering of securities will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and underlying supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo dividend payments during the term of the securities and, if the Reference Return is negative, lose up to 80% of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the S&P 500® Index (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Issuer Rating:	A+ (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per security
Reference Asset:	The S&P 500® Index (Ticker: SPX)
Trade Date:	March 27, 2012
Pricing Date:	March 27, 2012
Original Issue Date:	March 30, 2012
Final Valuation Date:	March 27, 2017. The Final Valuation Date is subject to adjustment as described under the caption “Coupon Valuation Dates, Accrual Provision and Maturity Date.”
Maturity Date:	3 business days after the Final Valuation Date, which is expected to be March 30, 2017. The Maturity Date is subject to adjustment as described below under the caption “Coupon Valuation Dates, Accrual Provision and Maturity Date.”
Coupon:	With respect to each Coupon Payment Date, for each $1,000 Principal Amount of securities, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date, divided by four.

With respect to each Coupon Period, a rate per annum, calculated as follows:
Coupon Rate (paid quarterly):	6.50% ×	Variable Days Scheduled Trading Days	, where
“Variable Days” is the actual number of scheduled trading days during such Coupon Period on which the Accrual Provision is satisfied, and “Scheduled Trading Days” means the actual number of scheduled trading days in the Coupon Period.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value (plus any coupon payment).
Final Settlement Value:

If the Reference Return is greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%)].

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, if the Reference Return is -30%, you will suffer a 10% loss and receive 90% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose up to 80% of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Buffer Level:	-20%
Accrual Provision:

For each Coupon Period, the Accrual Provision shall be deemed to have been satisfied on each scheduled trading day during such Coupon Period on which the Official Closing Level of the Reference Asset is greater than or equal to the Coupon Barrier Level. If the Official Closing Level relating to such scheduled trading day is less than the Coupon Barrier Level, then the Accrual Provision shall be deemed not to have been satisfied for such scheduled trading day.

Coupon Barrier Level:	80% of the Initial Level

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Coupon Period, Coupon Valuation Dates and Coupon Payment Dates:

The “Coupon Period” is the period beginning on and including the Original Issue Date and ending on and including the first Coupon Valuation Date and each successive period beginning on but excluding a Coupon Valuation Date and ending on and including the next succeeding Coupon Valuation Date.

Coupon Period	Start Date	Coupon Valuation Date*	Coupon Payment Date**	Scheduled Trading Days***
1	March 28, 2012	June 26, 2012	June 29, 2012	63
2	June 27, 2012	September 25, 2012	October 1, 2012	63
3	September 26, 2012	December 26, 2012	December 31, 2012	64
4	December 27, 2012	March 25, 2013	April 1, 2013	60
5	March 26, 2013	June 25, 2013	July 1, 2013	64
6	June 26, 2013	September 25, 2013	September 30, 2013	64
7	September 26, 2013	December 24, 2013	December 30, 2013	63
8	December 26, 2013	March 26, 2014	March 31, 2014	62
9	March 27, 2014	June 25, 2014	June 30, 2014	63
10	June 26, 2014	September 25, 2014	September 30, 2014	64
11	September 26, 2014	December 24, 2014	December 30, 2014	63
12	December 26, 2014	March 25, 2015	March 30, 2015	61
13	March 26, 2015	June 25, 2015	June 30, 2015	64
14	June 26, 2015	September 25, 2015	September 30, 2015	64
15	September 28, 2015	December 24, 2015	December 30, 2015	63
16	December 26, 2015	March 25, 2016	March 30, 2016	64
17	March 28, 2016	June 27, 2016	June 30, 2016	66
18	June 28, 2016	September 27, 2016	September 30, 2016	65
19	September 28, 2016	December 27, 2016	December 30, 2016	65
20 (final Coupon Period)	December 28, 2016	March 27, 2017 (Final Valuation Date)	March 30, 2017 (Maturity Date)	64

* The Coupon Valuation Dates are subject to adjustment as described below under the caption “Coupon Valuation Dates, Accrual Provision and Maturity Date.”

** Expected. 3 business days after the relevant Coupon Valuation Date. The Coupon Payment Dates are subject to postponement as described under “Payment on the securities—Coupon” on page FWP-6 below.

***Subject to adjustment if the number of scheduled trading days is reduced due to a scheduled holiday or other event in any Coupon Period.

Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “SPX <INDEX>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.
Form of securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
CUSIP / ISIN:	4042K1ZZ9 /

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset identified on the cover page. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 3 dated October 22, 2010. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or underlying supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value (plus any coupon payment), which is an amount in cash, as described below:

If the Reference Return is greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%)].

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, if the Reference Return is -30%, you will suffer a 10% loss and receive 90% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose up to 80% of your investment.

COUPON

On each Coupon Payment Date, for each $1,000 Principal Amount of securities, you will be paid an amount equal to the product of (a) $1,000 multiplied by (b) the Coupon Rate divided by four. If any Coupon Payment Date falls on a day that is not a business day (including a Coupon Payment Date that is also the Maturity Date), such Coupon Payment Date will be postponed to the immediately succeeding business day. If the final Coupon Payment Date (which is also the Maturity Date) is postponed as described under “Coupon Valuation Dates, Accrual Provision and Maturity Date” below, such final Coupon Payment Date will be postponed until the postponed Maturity Date. In no event, however, will any additional interest accrue on the securities as a result of any of the foregoing postponements. For information regarding the record dates applicable to the Coupons paid on the securities, please see the section entitled “Recipients of Interest Payments” on page S-18 in the accompanying prospectus supplement.

With respect to each Coupon Period, the “Coupon Rate” is a rate, per annum, calculated as follows:

6.50% ×	Variable Days	, where
Scheduled Trading Days

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“Variable Days” is the actual number of scheduled trading days during such Coupon Period on which the Accrual Provision is satisfied, and “Scheduled Trading Days” means the actual number of scheduled trading days in the Coupon Period.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Indenture and Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee. Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:

}	You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than the Buffer Level of -20%.

}	You are willing to invest in the securities based on the fact that your maximum potential return is the coupon being offered with respect to your securities, which may equal to 0.00% if the Accrual Provision is never satisfied.

}	You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

}	You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below the Buffer Level of -20%.

}	You are unwilling to invest in the securities based on the fact that your maximum potential return is the coupon being offered with respect to your securities, which may equal to 0.00% if the Accrual Provision is never satisfied.

}	You seek an investment that provides a full return of principal.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the securities to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page US3-1 of underlying supplement no. 3. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to securities with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement

}	“—Additional Risks Relating to securities With a Reference Asset That Is a Floating Interest Rate, an Index Containing Floating Interest Rates or Based in Part on a Floating Interest Rate” in the prospectus supplement; and

}	“—Additional Risks Relating to securities With a Maximum Limitation, Maximum Rate, Ceiling or Cap” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Level from the Initial Level beyond the Buffer Level of -20%. Accordingly, if the Reference Return is less than -20%, your Payment at Maturity will be less than the Principal Amount of your securities. You may lose up to 80% of your investment at maturity if the Reference Return is negative.

You will not participate in any appreciation in the level of the Reference Asset.

The securities will not pay more than the Principal Amount, plus any unpaid coupon payment, at maturity. Even if the Reference Return is greater than zero, you will not participate in the appreciation of the Reference Asset. Assuming the securities are held to maturity, the maximum amount payable with respect to the securities will not exceed the sum of the Principal Amount plus any coupons. Under no circumstances, regardless of the extent to which the level of the Reference Asset appreciates, will your return exceed the total amount of the coupons. In some cases, you may earn significantly less by investing in the securities than you would have earned by investing in an instrument directly linked to the performance of the Reference Asset.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including coupons and any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities are not ordinary debt securities and the Coupon Rate is not fixed but is variable.

The Coupon Rate paid by us on the securities for each Coupon Period is not fixed, but will vary depending on whether the Accrual Provision is satisfied, and whether such Accrual Provision is satisfied will depend on the daily fluctuations of the Official Closing Level of the Reference Asset. Consequently, the return on the securities may be less than those otherwise payable on debt issued by us with similar maturities and may be zero. Although the variable interest rate on the securities is determined, in part, by reference to the Official Closing Level, the Coupon Rate is linked to 6.50% per annum. You should consider, among other things, the overall annual percentage rate of interest to maturity as compared to other equivalent investment alternatives.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to securities with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

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The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level of the Reference Asset or the level of the Reference Asset on any scheduled trading day. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. With respect to the securities, the Final Settlement Value plus any coupons may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Final Settlement Value on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100% (excluding any coupons received). The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000
}	Hypothetical Initial Level:	1,300.00
}	Buffer Level:	-20%
}	Coupon Barrier Level:	80% of the Initial Level
}	Scheduled Trading Days in final Coupon Period: 64

The actual Initial Level and Coupon Barrier Level will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Final Settlement Value	Hypothetical Return on the Security
2,600.00	100.00%	$1,000.00	0.00%
2,340.00	80.00%	$1,000.00	0.00%
2,080.00	60.00%	$1,000.00	0.00%
1,820.00	40.00%	$1,000.00	0.00%
1,690.00	30.00%	$1,000.00	0.00%
1,560.00	20.00%	$1,000.00	0.00%
1,495.00	15.00%	$1,000.00	0.00%
1,430.00	10.00%	$1,000.00	0.00%
1,365.00	5.00%	$1,000.00	0.00%
1,326.00	2.00%	$1,000.00	0.00%
1,313.00	1.00%	$1,000.00	0.00%
1,300.00	0.00%	$1,000.00	0.00%
1,287.00	-1.00%	$1,000.00	0.00%
1,274.00	-2.00%	$1,000.00	0.00%
1,235.00	-5.00%	$1,000.00	0.00%
1,170.00	-10.00%	$1,000.00	0.00%
1,105.00	-15.00%	$1,000.00	0.00%
1,040.00	-20.00%	$1,000.00	0.00%
910.00	-30.00%	$900.00	-10.00%
780.00	-40.00%	$800.00	-20.00%
520.00	-60.00%	$600.00	-40.00%
260.00	-80.00%	$400.00	-60.00%
0.00	-100.00%	$200.00	-80.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Level of 1,300.00 to a Final Level of 1,430.00. The Official Closing Level of the Reference Asset is greater than or equal to the Coupon Barrier Level on 40 scheduled trading days during the final Coupon Period.

Reference Return:	10.00%
Coupon Rate:	4.06% per annum
Final Settlement Value:	$1,000.00
Payment at Maturity:	$1,010.16

Because the Reference Return is positive, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Further, because the Accrual Provision is satisfied for 40 scheduled trading days, the Coupon Rate for the final Coupon Period is 4.06% per annum, calculated as follows:

6.50% × ( 40 / 64 ) = 4.06% per annum

Therefore, with the final coupon payment of $10.16, the total payment at maturity is $1,010.16.

Example 1 shows that you will receive the return of your principal investment plus the final coupon payment when the Reference Asset appreciates.

Example 2: The level of the Reference Asset decreases from the Initial Level of 1,300.00 to a Final Level of 1,235.00. The Official Closing Level of the Reference Asset is greater than or equal to the Coupon Barrier Level on each scheduled trading day during the final Coupon Period.

Reference Return:	-5.00%
Coupon Rate:	6.50% per annum
Final Settlement Value:	$1,000.00
Payment at Maturity:	$1,016.25

Because the Reference Return is less than zero but greater than the Buffer Level of -20%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Further, because the Accrual Provision is satisfied for 64 scheduled trading days, the Coupon Rate for the final Coupon Period is 6.50% per annum, calculated as follows:

6.50% × ( 64 / 64 ) = 6.50% per annum

Therefore, with the final coupon payment of $5.42, the total payment at maturity is $1,016.25.

Example 2 shows that you will receive the return of your principal investment plus the final coupon payment when the Reference Asset is greater than the Buffer Level of -20%.

Example 3: The level of the Reference Asset decreases from the Initial Level of 1,300.00 to a Final Level of 780.00. The Official Closing Level of the Reference Asset is less than the Coupon Barrier Level on each scheduled trading day during the final Coupon Period.

Reference Return:	-40.00%
Coupon Rate:	0.00% per annum
Final Settlement Value:	$800.00
Payment at Maturity:	$800.00

Because the Reference Return is less than the hypothetical Buffer Level of -20%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%)]

= $1,000 + [$1,000 × (-40.00% + 20%)]=

$800.00

Because the Accrual Provision is never satisfied, the Coupon Rate for the final Coupon Period is 0.00% per annum, calculated as follows:

6.50% × ( 0 / 64 ) = 0.00% per annum

Example 3 shows that you are exposed on a 1-to-1 basis to declines in the level of the Reference Asset beyond the Buffer Level of -20%. YOU MAY LOSE UP TO 80% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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THE S&P 500® INDEX

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of March 5, 2012 were: Information Technology, Financials, Energy, Health Care and Consumer Discretionary.

For more information about the SPX, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from March 6, 2007 through March 5, 2012. The closing level for the SPX on March 5, 2012 was 1,364.33. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

Historical Period
Official Closing Level of the Reference Asset on March 5, 2012	1,364.33
80% of the Reference Asset on March 5, 2012	1,091.46
Total number of scheduled trading days in the historical period beginning March 7, 2007	1,260
Number of scheduled trading days that the Reference Asset was equal to or greater than 1,091.46	932
Number of scheduled trading days that the Reference Asset was less than 1,091.46	328

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX.

COUPON VALUATION DATES, ACCRUAL PROVISION AND MATURITY DATE

The first paragraph of the section “Valuation Dates” in the accompanying underlying supplement no. 3 will be replaced with the following paragraph:

If a Coupon Valuation Date is not a scheduled trading day for the Reference Asset, then a Coupon Valuation Date will be the next succeeding day that is a scheduled trading day (as defined in the underlying supplement). If a market disruption event exists on a Coupon Valuation Date, or any day subject to the Accrual Provision, then the Coupon Valuation Date, or any day subject to the Accrual Provision, will be the next scheduled trading day for which there is no market disruption event. If such market disruption event continues for five consecutive scheduled trading days, then that fifth scheduled trading day will nonetheless be the Coupon Valuation Date, or any day subject to the Accrual Provision, and the Official Closing Level will be determined by means of the formula for and method of calculating the Reference Asset which applied just prior to the market disruption event, using the relevant exchange’s traded or quoted price of each stock or other security in the Reference Asset (or if an event giving rise to a market disruption event has occurred with respect to a stock or other security in the Reference Asset and is continuing on that fifth scheduled trading day, the calculation agent’s good faith estimate of the value for that stock or other security). If a Coupon Valuation Date other than the Final Valuation Date is postponed, then the corresponding Coupon Payment Date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement. If the Final Valuation Date is postponed, then the Maturity Date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker-dealers or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 3.00%, or $30.00, per $1,000 Principal Amount of securities. HSBC Securities (USA) Inc. may allow selling concessions on sales of such securities by other brokers or dealers of up to 3.00%, or $30.00 per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities. This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith. Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, HSBC’s special U.S. tax counsel in this transaction is Sidley Austin llp.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities. Under one reasonable approach, the Securities should be treated as income-bearing pre-paid derivative contracts with respect to the Reference Asset. HSBC intends to treat the Securities consistent with this approach and, pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes. Subject to certain limitations described in the prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Securities in accordance with this approach. Pursuant to this approach, HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a coupon) and your tax basis in the Security. Any such gain or loss will be long-term capital gain or loss if you have held the Security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a Security generally will equal your cost of the Security. In addition, the tax treatment of the coupon is unclear. Although the tax treatment of the coupon is unclear, HSBC intends to treat any coupon paid by HSBC, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as income-bearing pre-paid derivative contracts.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ from the treatment described above. For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the prospectus supplement.

In addition, if you are a non-U.S. Holder (as defined in the prospectus supplement), because the tax treatment of the coupon is unclear, HSBC intends to withhold an amount equal to 30% of any coupon payable to you, subject to reduction or elimination by applicable treaty, unless income from such coupon is effectively connected with your conduct of a trade or business within the United States.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a Security is required to

FWP-13

accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder of the Securities could be subject to U.S. withholding tax in respect of the Securities. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. Under certain circumstances, the HIRE Act will impose a withholding tax of 30% on payments of U.S. source income on, and the gross proceeds from a disposition of, securities made to certain foreign entities unless various information reporting requirements are satisfied. These rules generally would apply to payments made after December 31, 2012. However, under the HIRE Act, the withholding and reporting requirements generally will not apply to payments made on, or gross proceeds from a disposition of, securities outstanding as of March 18, 2012 (the “Grandfather Date”).

Despite the December 31, 2012 date set forth in the HIRE Act, the IRS has issued preliminary guidance indicating that the withholding tax on U.S. source income will not be imposed with respect to payments made prior to January 1, 2014 and that the withholding tax on gross proceeds from a disposition of securities will not be imposed with respect to payments made prior to January 1, 2015. In addition, the IRS has released proposed regulations that would extend the Grandfather Date to January 1, 2013. These proposed regulations would be effective once finalized. Prospective investors should consult their tax advisors regarding the HIRE Act.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

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TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$ Buffered Accrual Securities Linked to the

S&P 500® Index

March 8, 2012

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
The S&P 500® Index	FWP-12
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-13
U.S. Federal Income Tax Considerations	FWP-13
Underlying Supplement no. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the securities	US3-44
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of securities	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59